UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

ACXIOM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Information Way, P.O. Box 8180

Little Rock, Arkansas 72203-8180

(Address of principal executive offices, including zip code)

501-342-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 1, 2007, Acxiom Corporation, a Delaware corporation (the “Company”), Axio Holdings LLC, a Delaware limited liability company (“Acquirer”), Axio Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquirer, ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership, Silver Lake Partners II, L.P., a Delaware limited partnership, Silver Lake Partners III, L.P., a Delaware limited partnership, and UBS Loan Finance LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc. and Morgan Stanley & Co. Incorporated entered into a Mutual Termination Agreement and Release (the “Termination Agreement”) relating to the Agreement and Plan of Merger entered into as of May 16, 2007 by and among the Company, Acquirer and Axio Acquisition Corp. (the “Merger Agreement”), as a result of which the parties thereto terminated the Merger Agreement.

A copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release announcing the termination of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)	Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Agreement and Release dated as of October 1, 2007 by and among Acxiom Corporation, Axio Holdings LLC, Axio Acquisition Corp., ValueAct Capital Master Fund, L.P., Silver Lake Partners II, L.P., Silver Lake Partners III, L.P., UBS Loan Finance LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc. and Morgan Stanley & Co. Incorporated.

99.1	Press Release, dated October 1, 2007, issued by Acxiom Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

Date: October 1, 2007	By:	/s/ Jerry C. Jones
	Name:	Jerry C. Jones
	Title:	Business Development/Legal Leader

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Mutual Termination Agreement and Release dated as of October 1, 2007 by and among Acxiom Corporation, Axio Holdings LLC, Axio Acquisition Corp., ValueAct Capital Master Fund, L.P., Silver Lake Partners II, L.P., Silver Lake Partners III, L.P., UBS Loan Finance LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc. and Morgan Stanley & Co. Incorporated.

99.1	Press Release, dated October 1, 2007, issued by Acxiom Corporation.

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